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Exhibit 99.2

         NOTICE OF GUARANTEED DELIVERY

TO TENDER FOR EXCHANGE OF ANY AND ALL
OUTSTANDING 10.5% SENIOR SUBORDINATED NOTES DUE 2013
OF

AmeriPath, Inc.

PURSUANT TO THE PROSPECTUS DATED                    , 2003

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                    , 2003, UNLESS EXTENDED ("THE EXPIRATION DATE")

The Exchange Agent for the Exchange Offer is:

U.S. BANK NATIONAL ASSOCIATION
(the "Exchange Agent")

BY HAND, MAIL OR OVERNIGHT DELIVERY:	BY FACSIMILE TRANSMISSION: (For Eligible Institutions Only)
U.S. Bank National Association 180 East 5th Street St. Paul, MN 55101 Attn: Specialized Finance Dept.	(651) 244-1537 Confirm by Telephone: (800) 934-6802

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        As set forth in the prospectus, dated                    , 2003, of AmeriPath Inc., a Delaware corporation ("AmeriPath" or the "Issuer"), under the "The Exchange Offer—Guaranteed Delivery Procedures" and in the accompanying letter of transmittal and instructions thereto, this form or one substantially equivalent hereto or an agent's message relating to guaranteed delivery must be used to accept the Issuer's offer to exchange (the "Exchange Offer") $1,000 principal amount of its new 10.5% Senior Subordinated Notes due 2013 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended, for each $1,000 principal amount of its outstanding 10.5% Senior Subordinated Notes due 2013 (the "Old Notes"), if certificates representing such Old Notes are not immediately available, time will not permit the letter of transmittal, certificates representing such notes or other required documents to reach the exchange agent, or the procedures for book-entry transfer (including a properly transmitted agent's message with respect thereto) cannot be completed, on or prior to the expiration date.

        This form is not to be used to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by a signature guarantor under the instructions thereto, such signature guarantee must appear in the applicable space provided in the letter of transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to the Issuer, upon the terms and subject to the conditions set forth in the prospectus and the letter of transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes specified below pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption "The Exchange Offer—Guaranteed Delivery Procedures." The undersigned hereby authorizes the exchange agent to deliver this notice of guaranteed delivery to the Issuer with respect to the Old Notes tendered pursuant to the Exchange Offer.

        The undersigned understands that tender of the Old Notes will be accepted only in principal amount equal to $1,000 or integral multiples thereof. The undersigned also understands that tenders of the Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. For a withdrawal of a tender of Old Notes to be effective, it must be made in accordance with the procedures set forth in the prospectus under "The Exchange Offer—Withdrawal Rights."

        The undersigned understands that the exchange of any Exchange Notes for Old Notes will be made only after timely receipt by the Exchange Agent of (i) the certificates of the tendered Old Notes, in proper form for transfer (or a book-entry confirmation of the transfer of such notes into the Exchange Agent's account at The Depository Trust Company), and (ii) a letter of transmittal (or a manually signed facsimile thereof) properly completed and duly executed with any required signature guarantees, together with any other documents required by the letter of transmittal (or a properly transmitted agent's message), within three New York Stock Exchange, Inc. trading days after the execution hereof.

        All authority herein conferred or agreed to be conferred by this notice of guaranteed delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this notice of guaranteed delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representative of the undersigned.

PLEASE SIGN AND COMPLETE
X _____________________________________________________________________________	Date: __________________________________________________________________________________
X _____________________________________________________________________________	Address: ______________________________________________________________________
(Signature(s) of Registered Holder(s) or Authorized Signatory)
Area Code and Telephone No: ____________________________________________________
Name(s) of Registered Holder(s):

Principal Amount of Old Notes Tendered(1):	If Old Notes will be delivered by book-entry transfer, provide information below:
Name of Tendering Institution: _________________________________________________________
Certificates No.(s) of Old Notes (if available):	Name of Depository Account No. with DTC: _______________________________________________
Transaction Code Number: _______________________________________________________________
(1) Must be in denominations of $1,000 and any integral multiple thereof.

        DO NOT SEND NOTES WITH THIS FORM. NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR PROPERLY TRANSMITTED AGENT'S MESSAGE.

        This guaranteed delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificate(s) for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administration, guardian, attorney-in-fact, officer of other person acting in a fiduciary or representative capacity, such person must provide the following information:

PLEASE PRINT NAME(S) AND ADDRESS(S)

Name(s):

Capacity:
Address(es):

THE GUARANTEE BELOW MUST BE COMPLETED GUARANTEE (Not to be Use for Signature Guarantee)

The undersigned, a member firm of a registered national exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, hereby guarantees that the Old Notes to be tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the prospectus under "The Exchange Offer—Guaranteed Delivery Procedures"), and that the Exchange Agent will receive (a) such notes, or a book-entry confirmation of the transfer of such notes into the exchange agent's account at The Depository Trust Company, and (b) a properly completed and duly executed letter of transmittal (or facsimile thereof) with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted agent's message, within three New York Stock Exchange, Inc. trading days after the date of execution hereof.

The eligible guarantor institution that completes this form must communicate the guarantee to the exchange agent and must deliver the letter of transmittal, or a properly transmitted agent's message, and notes, or a book-entry confirmation in the case of a book-entry transfer, to the exchange agent within the time period described above. Failure to do so could result in financial loss to such eligible guarantor institution.

Name of Firm:

Authorized Signature:

Title:

Address:

Area Code and Telephone Number:

Dated:                                                          , 2003

        DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF CERTIFICATES FOR OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A COPY OF THE PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

INSTRUCTIONS

        1.     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY.    A properly completed and duly executed copy of this notice of guaranteed delivery and any other documents required by this notice of guaranteed delivery must be received by the Exchange Agent at one of its addresses set forth on the cover hereof prior to the Expiration Date. The method of delivery of this notice of guaranteed delivery and all other required documents to the Exchange Agent is at the election and risk of the holder but, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the holder use properly insured, registered mail with return receipt requested. For a full description of the guaranteed delivery procedures, see the prospectus under "The Exchange Offer—Guaranteed Delivery Procedures." In all cases, sufficient time should be allowed to assure timely delivery. No notice of guaranteed delivery should be sent to the Issuer.

        2.     SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY; GUARANTEE OF SIGNATURES.    If this notice of guaranteed delivery is signed by the registered holder(s) of the Old Notes referred to herein, the signature must correspond exactly with the name(s) as written on the face of the Old Notes without alteration, enlargement or any change whatsoever. If this notice of guaranteed delivery is signed by a participant in DTC whose name is shown as the owner of the Old Notes tendered hereby, the signature must correspond with the name shown on the security position listing the owner of the Old Notes.

        If this notice of guaranteed delivery is signed by a person other than the registered holder(s) of any Old Notes listed, the registered holder must either properly endorse the certificates for notes tendered or transmit a separate properly completed bond power with this notice of guaranteed delivery (in either case, executed exactly as the name(s) of the registered holder(s) appear(s) on such notes, and, with respect to a participant in DTC whose name appears on a security position listing as the owner of notes, exactly as the name(s) of the participant(s) appear(s) on such security position listing), with the signature on the endorsement or bond power guaranteed by a signature guarantor or an eligible guarantor institution, unless such certificates or bond powers are executed by an eligible guarantor institution, and must also be accompanied by such opinions of counsel, certifications and other information as the Issuers or the trustee for the original notes may require in accordance with the restrictions on transfer applicable to the Old Notes.

        If this notice of guaranteed delivery or any certificates representing notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Exchange Agent, in its sole discretion, of their authority to so act must be submitted with this letter of transmittal.

        3.     REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.    Questions relating to the Exchange Offer or the procedure for consenting and tendering as well as requests for assistance or for additional copies of the prospectus, the letter of transmittal and this notice of guaranteed delivery, may be directed to the Exchange Agent at the address set forth on the cover hereof or to your broker, dealer, commercial bank, trust company or other nominee.

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INSTRUCTIONS